Example Template : 77O



DEUTSCHE CORE PLUS INCOME FUND

N-Sar August 1, 2015 - January 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Ball Corp	058498AU0	12/2/2015	35,000
	$100.0	$1,000,000,000	$35,000	0.0000
	DB,GS,KBCM,ML	GOLDMAN SACHS
PSPC Escrow II Corp	69368QAA1	11/3/2015
	15,000	$100.0	$500,000,000	$15,000
	0.0000		CS	CREDIT SUISSE
SECURITIES (USA)
Hewlett Packard Enterprise Co	42824CAP4
	9/30/2015	150,084	$99.73
	$14,600,000,000	$149,671	0.0000
	BAC,CITI,DB,GS,JPM	GS
Hewlett Packard Enterprise Co	42824CAR0
	9/30/2015	75,000	$99.93
	$14,600,000,000	$74,949	0.0000
	BAC,CITI,DB,GS,JPM	GS
Jaguar Holding Co II / Pharmaceutical Product
Development LLC	47010DAA8	8/3/2015
	60,000	$100.0	$1,125,000,000	$60,000
	0.0001		BCLY,CS,DB,GS,JPM,MS	JPM
McGraw Hill Financial Inc	580645AL3
	8/13/2015	90,000	$99.65	$2,000,000,000
	$89,686	0.0000
	BAC,CITI,DB,JPM,MIZS, GS	GS
ANHEUSER-BUSCH INBEV FINANCE INC	035242AN6
	1/13/2016		$99.76
	0.0002